                                                              Bharat Parikh & Associates

                                                      Chartered Accountants

Exhibit No. 16.1

File No. 333-216921

Form 8-K

Report Date: February 02, 2019

April 11, 2019

U.S. Securities and Exchange Commission

Division or Corporate Finance

100 F Street, NE

Washington, DC 20549

Ladies & Gentlemen:

On April 9, 2019, this Firm received the final copy of a Current Report on Form 8-K to be filed by Folkup Development Inc. (SEC File #333-216921, CIK #0001684506) (“The Company”) reporting an Item 4.01 – Changes in Registrant’s Certifying Accountant.

Being a previous auditor of the Company on March 19, 2019 we notified the Company of our resignation effective immediately. We have read the Company's statements included under Item 4.01 of its Form 8-K, and we agree with such statements.

For Bharat Parikh & Associates

            Chartered Accountants

/s/ CA Bharat Parikh

CA Bharat Parikh

(Senior Managing Partner)

Date: -04/11/2019

Head Office:          509-508, Shriram Chambers, R. C. Dutt Road, Alkapuri,                     info@bpaca.com

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